Exhibit 10.57

EXECUTION COPY

KENOSIA FUNDING, LLC

January 15, 2009

The Bank of New York Mellon

101 Barclay Street, 4W

Asset-Backed Securities Group

New York, New York 10286

With a copy to:

Realogy Corporation

1 Campus Drive

Parsippany, New Jersey 07054

Cartus Relocation Corporation

40 Apple Ridge Road

Suite 4C68

Danbury, Connecticut 06810

Re:	Secured Variable Funding Note, Series 2002-1

Ladies and Gentlemen:

Reference is hereby made to that certain Amended and Restated Indenture (the “Indenture”), dated as of June 27, 2007, by and between Kenosia Funding, LLC, as Issuer (the “Issuer”) and you, as Trustee (in such capacity, the “Trustee”), Paying Agent, Authentication Agent and Transfer Agent and Registrar. Capitalized terms used in this letter agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

This letter agreement memorializes the understanding of the parties hereto with respect to the reduction of the Outstanding Amount, the redemption of the Series 2002-1 Note and the termination of the Indenture, in each case, effective as of today, January 15, 2009 (the “Effective Date”).

The parties hereto agree that the Issuer shall be allowed to redeem the Series 2002-1 Note by paying the “Final Redemption Amount” (as defined below) on the Effective Date, notwithstanding the limitation set forth in Section 12.02 of the Indenture that the Issuer shall have the option to redeem the Series 2002-1 Note only after the Outstanding Amount has been reduced to an amount equal to or less than 10% of the Initial Outstanding Amount. The Final Redemption Amount (the “Final Redemption Amount”) equals the sum of (i) the Outstanding Amount on the Effective Date plus (ii) Monthly Interest for the Effective Date and any Monthly Interest previously due but not distributed to the Series 2002-1 Noteholders plus (iii) all Monthly Program Fees plus (iv) the Monthly Servicing Fee for the Effective Date plus

The Bank of New York Mellon, as Trustee

January 15, 2009

(v) any amounts owed to the Trustee pursuant to the fee letter, dated as of February 26, 2002, by and between you and the Issuer plus (vi) any applicable Breakage Amounts plus (vii) any other amounts owed to the Administrative Agent, the Purchaser, the Servicer, the Trustee or any Liquidity Party pursuant to the Indenture or the Note Purchase Agreement. The parties hereto agree that the Final Redemption Amount is $20,151,983.26.

The Issuer hereby agrees, by 12:00 noon New York City time on the Effective Date, (i) to deposit in the Principal Subaccount an amount, if any, sufficient to ensure that the amount in immediately available funds on deposit in the Principal Subaccount shall equal the Outstanding Amount on the Effective Date and (ii) to deposit in the Expense Subaccount an amount, if any, sufficient to ensure that the amount in immediately available funds on deposit in the Expense Subaccount shall be not less than the excess of the Final Redemption Amount over the Outstanding Amount on the Effective Date.

You are hereby authorized and directed, as Trustee under the Indenture (and by your signature below, you hereby agree), to withdraw amounts from the Principal Subaccount and the Expense Subaccount, as appropriate, and distribute such amounts in accordance with Schedule 1 hereto to the accounts previously designated by the applicable parties for receiving transfers from such subaccounts. These directions are irrevocable, and each of the parties hereto waives all notice, timing or other requirements set forth in any of the Transaction Documents with respect to the reduction of the Outstanding Amount, the redemption of the Series 2002-1 Note and/or the termination of the Indenture, each as described herein.

The Issuer hereby confirms to the other parties hereto that the Issuer has not issued any Notes under the Indenture other than the Series 2002-1 Note, and that Calyon New York Branch (“Calyon”) as Managing Agent on behalf of Atlantic Asset Securitization LLC (“Atlantic”) is the registered holder of 100% of the Series 2002-1 Note issued under the Indenture. By its signature hereto each of Calyon and Atlantic hereby represent that (i) Calyon is the sole legal owner of the Series 2002-1 Note; (ii) Atlantic is the sole beneficial owner of the Series 2002-1 Note; (iii) each of Atlantic and Calyon is duly authorized to enter into this letter agreement; and (iv) its authorization has not been granted or assigned to any other person or entity. Accordingly, each of the Issuer, Calyon and Atlantic hereby consents to this letter agreement and the terms and conditions contemplated hereby, each hereby directs the Trustee to consent to and accept this letter agreement and each hereby waives any conditions precedent or other requirements set forth in the Indenture to the Trustee’s acceptance of this letter agreement.

Each of the parties hereto acknowledge and agree that, upon the payment in full on the date hereof of the amounts payable to each party as set forth on Schedule 1 hereto, the following actions shall occur, automatically and irrevocably and without the need for any further action on the part of any party hereto:

1. The Indenture (except as noted in paragraph 2 below) shall be terminated and discharged in accordance with Section 4.01 thereof, no Purchaser shall have further obligations to fund any Increases under the Indenture or the Note Purchase Agreement and the parties to each of the Transaction Documents shall be released from any further obligations under the

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The Bank of New York Mellon, as Trustee

January 15, 2009

Transaction Documents except for (i) any such obligations which, under the terms of the applicable Transaction Documents, expressly survive the termination thereof and (ii) any obligations which are expressly described in paragraph 2 below.

2. Notwithstanding paragraph 1 above, in the event that any payment of any amount previously paid under the Transaction Documents or paid hereunder to any party hereto (each an “Indemnified Party”), is subsequently avoided under any applicable bankruptcy, insolvency, receivership or similar law, and as a result of such event, such Indemnified Party is required to return such avoided payment, or any portion of such voided payment, such obligation shall be reinstated in full force and effect.

3. Except with respect to the obligations expressly surviving termination as described above, the Issuer (the “Releasing Party”) hereby releases each of the other parties hereto and each of such other parties’ respective shareholders, partners, principals, officers, directors, agents, representatives, affiliates, predecessors, assigns, lawyers and heirs (the “Released Parties”) from any and all claims, demands, suits, causes of action and liabilities, of any nature whatsoever, known or unknown, fixed or contingent, which the Releasing Party ever had or may have against the Released Parties, or any of them, arising under or in connection with the Transaction Documents. Conversely, except with respect to the obligations expressly surviving termination or otherwise arising hereafter as described in paragraphs 1 and 2 above, the Released Parties hereby release the Issuer and its members, managers, officers, directors, agents, representatives, affiliates, predecessors, assigns, lawyers and heirs (the “Issuer Parties”) from any and all claims, demands, suits, causes of action and liabilities, of any nature whatsoever, known or unknown, fixed or contingent, which the Released Parties ever had or may have against the Issuer Parties, or any of them, arising under or in connection with the Transaction Documents.

4. Upon the Trustee’s receipt of written confirmation from the Administrative Agent (as defined in the Note Purchase Agreement), which may be by facsimile or electronic mail, that the amounts described on Schedule 1 have been paid and distributed to the appropriate parties, the parties hereto agree that the security interests held by the Trustee pursuant to the Transaction Documents shall be terminated and the Issuer shall be and is hereby authorized to prepare and file appropriate amendments terminating the financing statements filed to perfect the security interests held by the Trustee pursuant to the Transaction Documents. The Administration Agent hereby agrees that when it has received sufficient evidence (as determined in its sole discretion) that the amounts described in Schedule 1 have been paid and distributed to the appropriate parties, it will promptly deliver a written confirmation thereof to the Trustee, which may be by facsimile or electronic mail. Further, and for the avoidance of doubt, upon the Trustee’s receipt of the written confirmation from the Administrative Agent as described in the first sentence of this paragraph 4, the parties hereto agree that the Deposit Account Control Agreement (the “Control Agreement”), dated as of March 7, 2002, by and among the Issuer, as Debtor, the Trustee, as Secured Party, Cartus Corporation and The Bank of New York Mellon, as Depository Bank, shall be terminated by the Issuer, in its capacity as the Debtor under the Control Agreement.

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The Bank of New York Mellon, as Trustee

January 15, 2009

5. Calyon, as Managing Agent, hereby agrees to promptly deliver to the Trustee (to the attention of Helen Lam at the Trustee’s address written above) for cancellation the Secured Variable Funding Note, Series 2002-1, Registered No. R-4, issued to Calyon, as a Managing Agent for the benefit of its Purchaser Group, dated April 10, 2007, and the Trustee is hereby authorized to cancel such Note.

6. The Bank of New York Melon assumes no responsibility for the correctness of the recitals contained herein and shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this letter agreement and makes no representations with respect thereto. In entering into this letter agreement, The Bank of New York Mellon shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to it in its capacity as Trustee or in any of its other capacities thereunder.

7. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8. This letter agreement may be executed in multiple counterparts by the parties hereto, each of which shall constitute an original and all of which shall constitute one and the same instrument. This letter agreement may also be executed by facsimile and each facsimile signature hereto shall be deemed for all purposes to be an original signature page.

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IN WITNESS WHEREOF, the parties hereto have executed this letter agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

KENOSIA FUNDING, LLC, as Issuer

By	/s/ Eric J. Barnes
Name:	Eric J. Barnes
Title:	Senior Vice President, Chief Financial Officer

CARTUS CORPORATION, as Servicer

By:	/s/ Eric J. Barnes
Name:	Eric J. Barnes
Title:	Senior Vice President, Chief Financial Officer

Signature Page to Kenosia Termination Letter

CALYON NEW YORK BRANCH,
as Administrative Agent, as a Managing Agent and as a Committed Purchaser

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Purchaser

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

Signature Page to Kenosia Termination Letter

Acknowledged and Agreed:

THE BANK OF NEW YORK MELLON, as Trustee, Paying Agent, Authentication Agent, and Transfer Agent and Registrar

By:	/s/ Helen Larn
Name:	Helen Larn
Title:	Assistant Vice President

THE BANK OF NEW YORK MELLON, as Depository Bank and Secured Party under the Control Agreement

By:	/s/ Helen Larn
Name:	Helen Larn
Title:	Assistant Vice President

Signature Page to Kenosia Termination Letter

Acknowledged and Agreed:

REALOGY CORPORATION

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Executive Vice President, Chief Financial Officer and Treasurer

CARTUS RELOCATION CORPORATION

By:	/s/ Eric J. Barnes
Name:	Eric J. Barnes
Title:	Senior Vice President, Chief Financial Officer

Signature Page to Kenosia Termination Letter

SCHEDULE 1

TO CALYON NEW YORK BRANCH:

Interest	$52,272.22
Principal	$20,000,000.00
Monthly Program Fees	$41,708.34
Reimbursable Expenses (other than legal fees)	$0
Legal Fees	$9,796.48

TOTAL:	$20,103,777.04

TO THE BANK OF NEW YORK MELLON:
Trustee Fees	$3,690.00

TO CARTUS CORPORATION:
Monthly Servicing Fee	$44,516.22